UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2017

LSC COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37729	36-4829580
(Commission File Number)	(IRS Employer Identification No.)

191 North Wacker Drive, Suite 1400 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

(773) 272-9200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2017, each of Thomas J. Quinlan III, the Company’s Chairman and Chief Executive Officer, and Suzanne S. Bettman, the Company’s Chief Administrative Officer and General Counsel, entered into amendments to their employment agreements (the “Amendments”) with LSC Communications, Inc. (the “Company”). Mr. Quinlan’s original employment agreement was dated as of November 30, 2008 and assumed by the Company pursuant to the Assignment of Employment Agreement and Acceptance of Assignment between R.R. Donnelley & Sons Company, the Company and Mr. Quinlan, dated as of September 29, 2016 (the “Quinlan Agreement”), and Ms. Bettman’s original employment agreement was dated as of December 18, 2008 and assumed by the Company pursuant to the Assignment of Employment Agreement and Acceptance of Assignment between R.R. Donnelley & Sons Company, the Company and Ms. Bettman, dated as of September 29, 2016 (the “Bettman Agreement”).

Under the terms of the Amendments, Mr. Quinlan and Ms. Bettman will no longer be reimbursed by the Company for any excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) on any “excess parachute payments” within the meaning of Section 280G of the Code. The Amendments instead provide for a “net-better cutback”, under which parachute payments would be reduced so as not to trigger the excise tax if it would leave the executive in a better after-tax position. In addition, under the Amendment to the Bettman Agreement, Ms. Bettman’s performance-based equity awards would be treated in accordance with the terms of such awards upon her termination without Cause or her resignation for Good Reason (each as defined in the Bettman Agreement) to ensure compliance with Section 162(m) of the Code and to retain eligibility for the tax deductible treatment of performance awards.

All other terms and conditions of the Quinlan Agreement and the Bettman Agreement remain in full force and effect.

The description above is qualified in its entirety by reference to the Amendments, which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and incorporated into this Item 5.02 by reference.

Furthermore, effective October 25, 2017, the Company determined to extend the benefit of Company-paid supplemental long-term disability insurance and life insurance to each of the following executive officers: Andrew B. Coxhead, Kent A. Hansen and Richard T. Lane.

Item 9.01.	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Amendment to Employment Agreement, dated as of October 25, 2017, between the Company and Thomas J. Quinlan III

10.2	Amendment to Employment Agreement, dated as of October 25, 2017, between the Company and Suzanne S. Bettman

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSC Communications, Inc.

Date: October 31, 2017	By:	/s/ Suzanne S. Bettman
	Name:	Suzanne S. Bettman
	Title:	Secretary; Chief Compliance Officer; General Counsel